UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2006 (March 30, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
      (Address of principal executive offices)        (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 2.02	Results of Operations and Financial Conditions

Rock of Ages Corporation, or the Company, previously announced its unaudited fourth quarter and full year 2005 results in a press release issued on March 1, 2006 (furnished as Exhibit 99.1 of the Company's Current Report on Form 8-K furnished on March 1, 2006). On March 31, 2006, the Company issued a press release announcing that it was delaying the filing of its annual report on Form 10-K for the year ended December 31, 2005, pending an evaluation on the proper accounting for certain freight costs. Any reclassification of such freight costs would  increase consolidated revenues and cost of sales in equal and offsetting amounts and would have no material effect on reported operating income, net income, EPS or cash flows. The press release is being furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	99.1	Press Release dated March 31, 2006.

ROCK OF AGES CORPORATION

 FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: March 31, 2006	By: /s/ Michael B. Tule Michael B. Tule Vice President/General Counsel

 Exhibit Index

Number	Description

99.1	Press Release dated March 31, 2006